EXHIBIT 99.2

                           FORM 11-K

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

          ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
           For the fiscal year ended December 26, 1993

                  Commission file number 1-2193



                   LOCKHEED HOURLY EMPLOYEE
                     SAVINGS PLAN PLUS
                   (Full title of the plan)


                   LOCKHEED CORPORATION
                4500 Park Granada Boulevard
                Calabasas, California 91399
              (Name and address of the issuer)



The financial statements listed in the accompanying index, together with the report thereon of Ernst & Young, independent auditors, are filed as part of this annual report under separate cover of Form SE. Filed as exhibits of this annual report are the consent of Ernst & Young, and certain unaudited performance information with respect to the Investment Funds in which the funds in Participants' Accounts may be invested.


                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Lockheed Hourly Employee Savings Plan Plus Committee has duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   Lockheed Hourly Employee
                                       Savings Plan Plus

                              By:      /s/ W. E. SKOWRONSKI
                                   ----------------------------
                                   W. E. Skowronski, Chairman
                                   Lockheed Hourly Employee
                                   Savings Plan Plus Committee

Date: June 28, 1994